EXHIBIT 5.1

[LETTERHEAD OF LINKLATERS]

The Board of Directors

Allied Domecq PLC

The Pavilions

Bridgwater Road

Bedminster Down

Bristol

25 July 2005

Our Ref GRRH/WJ

Dear Sirs

Allied Domecq PLC (the “Company”)

1                                      This opinion is delivered in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed under the United States Securities Act of 1933 with respect to 387,496 ordinary shares of nominal value 25 pence each of the Company (“Ordinary Shares”), which Ordinary Shares relate, inter alia, to the Allied Domecq PLC Performance Share Plan 2005 (the “Plan”).

2                                      This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and be construed in accordance with English law.

3                                      For the purposes of this opinion we have examined and relied on copies of such corporate records and other documents, including the Registration Statement, and reviewed such matters of law, as we have deemed necessary or appropriate for the purposes of this opinion.

4                                      Upon the basis of and subject to the foregoing, but subject to any matters not disclosed to us, it is our opinion: that upon such Ordinary Shares being transferred to holders of awards pursuant to the Plan, such Ordinary Shares will have been duly authorised and validly issued and will be fully paid and that no further contributions in respect thereof will be required to be made to the Company by the holders thereof, solely by reason of their being such holders.

5                                      This opinion is given to you solely for use in connection with the filing of the Registration Statement. This opinion is strictly limited to matters dealt with herein and does not extend to and is not to be read as extending by implication to any other matter.

6                                      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Janet Cooper
Janet Cooper
Partner